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                                                                Exhibit 3 (b)
                                                      As Amended and Restated
                                                    Through September 1, 1992



                         XEROX CREDIT CORPORATION


                                 BY-LAWS


                                ARTICLE I

                                 OFFICES

    Section 1. The office of the Corporation shall be located in the City of Dover, State of Delaware (the "State").

    Section 2. The Corporation may also have offices at such other places both within and without the State as the board of directors may from time to time determine or the business of the Corporation may require.


                               ARTICLE II

                    ANNUAL MEETINGS OF STOCKHOLDERS

    Section 1. All annual meetings of stockholders shall be held on such date and time and place as shall be designated from time to time by the board of directors, at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

    Section 2. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.


                              ARTICLE III

                     SPECIAL MEETINGS OF STOCKHOLDERS

    Section 1. Special meetings of stockholders may be held at such time and place within or without the State as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman, president, a majority of the board of directors or the holders of not less than ten percent of all the shares entitled to vote at the meeting.








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    Section 3.    Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by, or at the direction of, the chairman, president, secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall also indicate that it is being issued by, or at the direction of, the person calling the meeting.

    Section 4. Notice of a meeting need not be given to any stockholder who signs a waiver of such notice before or after the meeting.

    Section 5. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



                              ARTICLE IV

                       QUORUM AND VOTING OF STOCK

    Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.

    Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law.

    Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless the proxy provides for a longer period.

    Section 4. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.












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                                ARTICLE V

                                DIRECTORS

    Section 1. The number of directors shall be not less than one nor more than twenty. The number of directors shall be determined from time to time by a resolution of the stockholders or the board of directors. The directors, other than the first board of directors, shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. Each director shall be a United States citizen. The first board of directors shall hold office until the first annual meeting of stockholders.

    Section 2. Any or all of the directors may be removed, with or without cause, at any time by the stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

    Section 3. Directors shall not be elected by cumulative voting unless otherwise required by law.

    Section 4. Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders at an annual meeting or at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

    Section 5. The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

    Section 6. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State, at such place or places as they may from time to time determine.

    Section 7. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

















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                              ARTICLE VI

                   MEETINGS OF THE BOARD OF DIRECTORS

    Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State.

    Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

    Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

    Section 4. Special meetings of the board of directors may be called by the chairman, president, any two directors, the secretary or the holders of all the outstanding shares of stock of the Corporation on three days' notice to each director, delivered by mail, or on twenty-four hours' notice given in person or by telephone or telegram.

    Section 5. Notice of a meeting need not be given to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

    Section 6. A majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by law. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 7. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    Section 8. Any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof and the writing or writings are filed with the minutes of proceedings of the board or committee.












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                                 ARTICLE VII

                             EXECUTIVE COMMITTEE

    Section 1. The board of directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the board, except as otherwise required by law. The executive committee shall have the power to declare dividends. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

    Section 2. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.


                               ARTICLE VIII

                                 NOTICES

    Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person or by telephone or telegram.

    Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. All waivers of notice shall be made a part of the minutes of the meeting.



















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                               ARTICLE IX

                                OFFICERS

    Section 1. The officers of the Corporation shall be a chairman, president, a treasurer and a secretary, all of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. In addition, the board of directors may elect one or more vice presidents, a controller and such assistant secretaries, assistant treasurers and assistant controllers as it may deem proper. The officers shall be elected at the first meeting of the board of directors and thereafter at each succeeding annual meeting of directors. All vacancies occurring among any of the officers shall be filled by the board of directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these by-laws to be executed, acknowledged or verified by two or more officers.

    Section 2. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

    Section 3. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors with or without cause.

                             THE CHAIRMAN

    Section 4. The Chairman shall preside at all meetings of the stockholders and directors at which he is present. He shall also perform such other duties as may be assigned to him from time to time by the board of directors. The Chairman shall be a United States citizen.

                            THE PRESIDENT

    Section 5. The president shall be chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall, in the absence of the Chairman, preside at all meetings of stockholders and directors at which he is present. The president shall be a United States citizen.

    Section 6. The president shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                          THE VICE PRESIDENT

    Section 7. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.






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                   THE SECRETARY AND ASSISTANT SECRETARY

    Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

    Section 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties as the president or the board of directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURER

  Section 10. The treasurer shall be the chief financial officer of the Corporation unless the board of directors shall designate another person as such; he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

    Section 11. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

    Section 12. If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    Section 13. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.








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                  THE CONTROLLER AND ASSISTANT CONTROLLER

  Section 14. The controller shall keep the books of account for internal and external reporting purposes. He shall perform all other duties customarily incident to the office of controller and shall perform other such duties and exercise such other powers as the chairman, president or the board of directors may from time to time prescribe.

    Section 15. The assistant controller, or if there shall be more than one, the assistant controllers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the controller or in the event of his inability or refusal to act, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.


                               ARTICLE X

                         CERTIFICATE FOR SHARES

    Section 1. The shares of the Corporation shall be represented by certificates signed by the chairman or the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

                           LOST CERTIFICATES

    Section 2. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed.

                          TRANSFERS OF SHARES

    Section 3. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

                        REGISTERED STOCKHOLDERS

    Section 4. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State.














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                               ARTICLE XI

                           GENERAL PROVISIONS

                               DIVIDENDS

    Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

    Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 CHECKS

    Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                               FISCAL YEAR

    Section 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                   SEAL

    Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year and jurisdiction of its organization and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             ANNUAL STATEMENT

    Section 6. The board of directors shall be required to present at each annual meeting of stockholders a complete financial statement for the Corporation only if requested by a stockholder.

             VOTING OF SHARES HELD IN THE NAME OF THE CORPORATION

    Section 7. Each of the chairman, president, secretary or any assistant secretary is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation(s) standing in the name of the Corporation. This authority may be exercised either in person or by any other person authorized to do so by proxy or power of attorney duly executed by the chairman, president, secretary or any assistant secretary.









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                    ASSIGNMENT AND TRANSFER OF STOCKS, BONDS,
                           AND OTHER SECURITIES

    Section 8. The chairman, president, the treasurer, the secretary, any assistant secretary, any assistant treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Corporation.


                              ARTICLE XII

                            INDEMNIFICATION

    Section 1. To the full extent authorized by law, the Corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Corporation.


                             ARTICLE XIII

                              AMENDMENTS

    Section 1. These by-laws may be amended, repealed or new by-laws adopted (a) at any regular or special meeting of stockholders by the affirmative vote of a majority of shares entitled to vote, or (b) by the affirmative vote of a majority of the board of directors unless the power of the board to amend, repeal or adopt by-laws must be conferred in the certificate of incorporation and such power has not been so conferred. In any event, the board may not take any action with respect to the by-laws which is reserved by statute to the stockholders, nor does any power of the board to amend, repeal or adopt by-laws divest, limit, or diminish the power of the stockholders to amend, repeal or adopt by-laws, including the power of stockholders to amend, repeal or adopt a by-law contrary to any action with respect thereto previously taken by the board.

























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